SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 27, 1999


                       Consolidated Technology Group Ltd.
             (Exact name of Registrant as Specified in its Charter)

          New York                  0-4186                  13-1948169
(State or other jurisdiction      (Commission              (IRS Employer
      of incorporation             File No.)             Identification No.)


                     700 Gemini Street, Houston, Texas 77058
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (281) 488-8484.


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Item 5.    Other Events.

On July 22, 1999, Consolidated Technology Group, Ltd. ("consolidated", the "Registrant" or the "Company") held its annual meeting of shareholders. At such meeting the following matters, which represent all matters put to a shareholder vote, were ratified by the shareholders.

1. Election of Directors - The shareholders re-elected Frank DeLape and Richard Young to serve as directors of the Company until the next annual meeting of shareholders and until their respective successors are duly elected.

2. One-for-Thirty Reverse Stock Split - The shareholders approved a one-for-thirty reverse stock split of the Company's common stock. The reverse split will become effective upon on the date of the filing of an amendment to the Company's Certificate of Incorporation with the Secretary of State of New York.

3. Change in Number of Authorized Shares of Common Stock - The shareholders approved the amendment to the Company's Certificate of Incorporation changing the number of authorized shares of Common Stock, par value $0.01 from 50,000,000 shares to 25,000,000 shares.

4. Change in the Company's Name - The shareholders approved an amendment to the Company's Certificate of Incorporation to change the Company's name form Consolidated Technology Group Ltd. to The Sagemark Companies Ltd.

5. 1999 Long-Term Incentive Plan - The shareholders approved the adoption of the Company's 1999 Long-Term Incentive Plan covering 1,600,000 shares of common stock (post reverse split). Pursuant to the 1999 Long-Term Incentive Plan, current executive officers and employees of the Company have received options to purchase an aggregate of 670,000 shares of the Company's common stock.

       The Company is in the process of filing the required documentation with the State of New York in order to effectuate the matters that were approved at the shareholders meeting.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CONSOLIDATED TECHNOLOGY GROUP LTD.


Date July 24, 1999                /S/_______________________________
                                     Richard Young
                                     President and Chief Operating Officer


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